UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

As discussed in more detail below under Item 5.02, on June 11, 2008, Indevus Pharmaceuticals, Inc. (the “Company”) entered into an amendment to its Executive Retirement Agreement dated March 3, 2008 with Glenn L. Cooper, M.D., the Company’s Chief Executive Officer and Chairman of its Board of Directors. The amendment has an effective date as of June 11, 2008. The amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 12, 2008, the Company issued a press release (the “Release”) announcing that Glenn L. Cooper, MD, its Chairman and Chief Executive Officer, is postponing his previously-announced retirement to lead the Company through the challenges it faces as a result of the recent delay in the approval of NEBIDO®. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

In connection with the announcement, on June 11, 2008 (the “Effective Date”), the Company entered into an amendment (the “Amendment”) to its Executive Retirement Agreement dated March 3, 2008 with Dr. Cooper (the “Retirement Agreement”). Pursuant to the Amendment, Dr. Cooper has agreed to serve as the Company’s Chief Executive Officer and Chairman of its Board of Directors beyond September 1, 2008 as initially agreed upon in the Retirement Agreement. The Amendment provides that Dr. Cooper will serve in such capacities until a future date to be mutually agreed upon between the Company and Dr. Cooper. The Amendment also confirms that Dr. Cooper shall continue to be eligible for bonuses under the Company’s CEO Bonus Plans in effect for any fiscal years beyond fiscal 2008 in which he remains employed as Chief Executive Officer.

Except as noted above, all other provisions of the Retirement Agreement remain in full force and effect in accordance with the terms thereof.

In the Release, the Company also announced that Thomas F. Farb is leaving his position as President and Chief Operating Officer of the Company effective as of July 3, 2008.

Section 8—Other Events

Item 8.01	Other Events

As discussed above, on June 12, 2008, the Company issued the Release announcing the postponed retirement of Glenn L. Cooper, MD and other highlights pertaining to the Company’s process to restore shareholder value following the recent delay in the approval of NEBIDO®. In the Release, the Company also announced that Kurt Lewis is leaving his position as Senior Vice President, Sales and Marketing and such position will be filled by Nancy Bryan, Vice President, Global Marketing of the Company. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
10.1	Amendment to Executive Retirement Agreement by and between Indevus Pharmaceuticals, Inc. and Glenn L. Cooper, M.D. dated June 11, 2008. (*)

99.1	Press Release issued by Indevus Pharmaceuticals, Inc. on June 12, 2008

(*)	Management contract or compensatory plan or arrangement.

Forward-Looking Statements

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA XR™, NEBIDO®, VANTAS® and SUPPRELIN® LA; effectiveness of our sales force; competition and its effect on pricing, spending, third-party relationships and revenues; dependence on third parties for supplies, particularly for histrelin, manufacturing, marketing, and clinical trials; risks associated with being a manufacturer of some of our products; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO, VANTAS, SUPPRELIN LA and VALSTAR™; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, changes in reimbursement policies and/or rates for SANCTURA, VANTAS, SUPPRELIN LA, DELATESTRYL® and any future products; acceptance by the healthcare community of our approved products and product candidates; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR, NEBIDO, and VALSTAR; product liability and insurance uncertainties; risks relating to the Redux-related litigation; need for additional funds and corporate partners, including for the development of our products; history of operating losses and expectation of future losses; uncertainties relating to controls over financial reporting; difficulties in managing our growth; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwide economic conditions and related uncertainties; and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: June 13, 2008	By:	/s/ Michael W. Rogers
Michael W. Rogers
Executive Vice President, Chief Financial Officer and Treasurer